UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 19, 2016

SPECTRASCIENCE, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-13092	41-1448837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11568-11 Sorrento Valley Road, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 847-0200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Series AA Preferred Shares

On April 19, 2016, the Company issued 1,000 shares of its Series AA Super Voting Preferred Stock to Mark McWilliams, Chairman, 1,000 shares to Rand Mulford, Director, and 1,000 shares to Stan Pappelbaum, Director. Each share of the Series AA Super Voting Preferred Stock carries 1,000,000 votes on matters submitted to shareholders for voting purposes. No other rights or privileges are attendant to the Series AA Super Voting Preferred Stock. The Company’s Board of Directors believed it to be in the best interests of the Company to issue the Series AA Super Voting Preferred Stock to Messrs. McWilliams, Mulford and Pappelbaum and approved the issuance of the Series AA Super Voting Preferred Stock. (See discussion in Item 3.03 below for information pertaining to the Series AA Super Voting Preferred Stock).

The Company relied upon exemptions under Sections 4(2) and 3(b) under the Securities Act of 1933, as amended, due to the sophistication, investment intent, and accredited investor status of Messrs. McWilliams, Mulford and Pappelbaum.

Item 3.03 Material Modification to Rights of Security Holders.

On August 25, 2014, the Company previously filed with the Minnesota Secretary of State a Certificate of Amendment to its Amended and Restated Articles of Incorporation (“Certificate of Amendment”).

The Certificate of .Amendment (1) increased the Company’s authorized shares of capital stock from 250,000,000 shares to 750,000,000 shares and (2) authorized the creation of 50,000,000 shares of undesignated stock, in one or more classes, having such designations, preferences, and relative, participating, optional, or other rights (including preferential voting rights), and qualifications, limitations, and/or restrictions thereto all as may be determined by from time to time by the Board of Directors of the Company.

On April 19, 2016, the Company filed with the Minnesota Secretary of State a Certificate of Designations relating to 3,000 shares of preferred stock authorized by the Certificate of Amendment (“Series AA Super Voting Preferred Stock”).

The features of the preferred stock as set forth in the Certificate of Designations are as follows:

1. Voting.

A Holder of the Series AA Super Voting Preferred Stock shall have One Million (1,000,000) votes for each share of Series AA Super Voting Preferred Stock held by him on all matters submitted to the shareholders, either at a duly called meeting or by written consent, other than for the election of directors. A holder of the Series AA Super Voting Preferred Stock shall vote together with the holders of Common Stock as a single class upon all matters submitted to the Common Stock shareholders except for the election of directors.

2. Dividends.

The holders of Series AA Super Voting Preferred Stock of the Corporation shall not be entitled to receive dividends paid on the Corporation’s Common Stock.

3. No Liquidation Distribution.

Upon liquidation, dissolution and winding up of the Corporation, whether voluntary or involuntary, the holders of the Series AA Super Voting Preferred Stock then outstanding shall not be entitled to receive out of the assets of the Corporation, whether from capital or earnings available for distribution, any amounts which will be otherwise available to and distributed to the Common Stockholders.

4.No Conversion.

The shares of Series AA Super Voting Preferred Stock will not be convertible into the shares of the Corporation’s Common Stock.

5.Vote to Change the Terms of or Issuance of Series AA Super Voting Preferred Stock. The affirmative vote at a meeting duly called for such purpose, or written consent without a meeting, of the holders of not less than fifty-one (51%) of the then outstanding shares of Series AA Super Voting Preferred Stock shall be required for (i) any change to the Corporation’s Articles of Incorporation that would amend, alter, change or repeal any of the voting powers, preferences, limitations or relative rights of the Series AA Super Voting Preferred Stock, or (ii) any issuance of additional shares of Series AA Super Voting Preferred Stock.

6.Notices.

In case at any time:

(a) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

(b) there shall be any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets to another Person or other transaction in each case, which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, referred to herein as an “Organic Change”;

then, in any one or more of such cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile or by recognized overnight delivery service to non-U.S. residents, addressed to the Registered Holders of the Series AA Super Voting Preferred Stock at the address of each such Holder as shown on the books of the Corporation, (i) at least twenty (20) Trading Days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such subscription rights or for determining rights to vote in respect of any such Organic Change and (ii) in the case of any such Organic Change, at least twenty (20) Trading Days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change.

7. Record Owner.

The Corporation may deem the person(s) in whose name shares of Series AA Super Voting Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat them as, the absolute owners of the Series AA Super Voting Preferred Stock for all purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effective to satisfy and discharge the liabilities arising under this Certificate of Designations to the extent of the sum or sums so paid or the conversion so made.

Item 5.01 Changes in Control of Registrant.

The issuance of the Series AA Super Voting Preferred Stock effected a change of control of the Company which is identified in the table below, the data for which was determined as of June 30, 2016. Series AA Super Voting Preferred Stock was issued to Messrs. McWilliams, Mulford and Pappelbaum for good and valuable consideration consisting of payment of par value in cash.

Name of Beneficial Owner	Title of Class of Stock	Shares Beneficially Owned (1)	Percentage of Outstanding Stock of Respective Class	Percentage of Aggregate Voting Power of Common and Series AA
Sheldon L. Miller (2X10)	Common	4,727,743	*	*
Michael P. Oliver (3)(11)(10)	Common	8,230,241	1.2%	*
Stanley Pappelbaum M.D. (4)(10) (12)	Common	1,001,443,438	*
	Series AA Super Voting	1,000	33.3%	27.2%
Mark McWilliams (5)(10) (12)	Common	1,001,971,616	*
	Series AA Super Voting	1,000	33.3%	27.2%
F. Duwaine Townsen (6)(10)	Common	1,000,187	*	*
Lowell W. Giffhorn (7) (11)	Common	1,500,000	*	*
Rand Mulford (8) (12)	Common	1,000,400,000	*
	Series AA Super Voting	1,000	33.3%	27.2%

All officers and directors as a group (9) (7 persons)	Common	3,019,270,225	2.8%	82.0%
	Series AA Super Voting	3,000	100%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with Rule 13d-3(a) of the Securities Exchange Act of 1934 and generally includes voting or investment power with respect to securities. Except as indicated by footnotes and subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by him or her.

(2)	Includes 993,438 shares which may be acquired upon exercise of options which are currently exercisable or which become exercisable within 60 days of June 30, 2016.

(3)	Includes 8,181,241 shares which may be acquired upon the exercise of options which are currently exercisable or which become exercisable within 60 days of June 30, 2016.

(4)	ncludes 1,393,438 shares which may be acquired upon the exercise of options which are currently exercisable or which become exercisable within 60 days of June 30, 2016.

(5)	Includes 468,987 shares which may be acquired upon the exercise of options which are currently exercisable or which become exercisable within 60 days of June 30, 2016. Also includes warrants to purchase 162,697 shares of Common Stock.

(6)	Includes 1,000,187 shares which may be acquired upon the exercise of options which are currently exercisable or which become exercisable within 60 days of June 30, 2016.

(7)	Includes 1,500,000 shares which may be acquired upon the exercise of options which are currently exercisable or which become exercisable within 60 days of June 30, 2016.

8)	Includes 200,000 shares which may be acquired upon the exercise of options which are currently exercisable or which become exercisable within 60 days of June 30, 2016.

(9)	Includes 13,737,291 shares which may be acquired upon the exercise of options which are currently exercisable or which become exercisable within 60 days of June 30, 2016. Also includes warrants to purchase 162,697 shares of Common Stock.

(10)	Director

11)	Executive Officer

12)	Included in Messrs. Pappelbaum, McWilliams and Mulford’s beneficial ownership are 1,000 shares each of Series AA Super Voting Stock enabling each to vote the equivalent of up to 1,000,000,000 shares of Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRASCIENCE, INC.

By:	/s/ LOWELL W. GIFFHORN
Lowell W. Giffhorn
Chief Financial Officer

Dated: September 12, 2016